UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2026, Climb Bio, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale Agreement℠ (the “Sales Agreement”) with Jefferies LLC, as agent (“Jefferies”), pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share (the “Common Stock”), from time to time through Jefferies. The Company has also filed a prospectus supplement (the “Prospectus Supplement”) relating to the Sales Agreement with the Securities and Exchange Commission (the “SEC”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-283166), which was declared effective on November 22, 2024 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $100.0 million under the Sales Agreement (the “Shares”).

Sales of the Shares, if any, under the Prospectus Supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions on the Nasdaq Global Market or otherwise at market prices prevailing at the time of sale. Jefferies is not required to sell any specific number or dollar amount of securities but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Jefferies and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Jefferies for sales of the Shares sold pursuant to the Sales Agreement will be an amount of up to 3.0% of the gross sales price per Share sold under the Sales Agreement. The proceeds the Company receives from sales of the Shares, if any, will depend on the number of Shares actually sold and the offering price of such Shares. The Sales Agreement contains customary representations, warranties, covenants and agreements, indemnification obligations of the Company and Jefferies, including for liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and termination provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Sales Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01	Other Events.

As previously disclosed, on March 25, 2025, the Company entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Oppenheimer & Co. Inc., as agent (“Oppenheimer”), pursuant to which the Company could offer and sell shares of Common Stock from time to time through Oppenheimer (the “Oppenheimer ATM Offering”). The Company filed a prospectus supplement with the SEC on March 25, 2025, in connection with the Oppenheimer ATM Offering (the “Oppenheimer Prospectus Supplement”), under the Registration Statement. Pursuant to the Oppenheimer Prospectus Supplement, the Company could offer and sell shares of Common Stock having an aggregate offering price of up to $22.35 million under the Distribution Agreement.

The Company terminated the Distribution Agreement effective as of June 11, 2026. The Company did not incur any termination penalties as a result of the termination of the Distribution Agreement. As of the effective date of the termination of the Distribution Agreement, the Company had sold no shares of Common Stock pursuant to the Distribution Agreement. The $22.35 million of shares of Common Stock that had been available for sale pursuant to the Oppenheimer Prospectus Supplement remained unsold at the time of its termination. The termination of the Distribution Agreement terminated any future sales of Common Stock through the Oppenheimer ATM Offering pursuant to the Oppenheimer Prospectus Supplement.

A copy of the Distribution Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated June 12, 2026, by and between Climb Bio, Inc. and Jefferies LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Climb Bio, Inc.

Date: June 12, 2026	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer